Exhibit 10.11

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

     This Amendment to Employment Agreement, dated as of April 30, 1998, by and between Pharmaceutical Resources, Inc., a New Jersey corporation (the "Company"), Par Pharmaceutical, Inc., a New Jersey corporation and wholly-owned subsidiary of the Company ("Par"), and Kenneth I. Sawyer ("Executive") amends the Employment Agreement, dated as of October 4, 1992, as amended from time to time (the "Employment Agreement"), between the Company, Par and Executive. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

     WHEREAS, the Company and Lipha Americas, Inc., a Delaware corporation (the "Purchaser"), have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated March 25, 1998, providing, among other things, for the Purchaser and its affiliates to acquire over 38% of the common stock of the Company;

     WHEREAS, Executive has the right to terminate the Employment Agreement for Employer's material breach as a result of the transactions contemplated by the Stock Purchase Agreement;

     WHEREAS, the Stock Purchase Agreement requires that, as a condition to closing, that Executive must (i) waive such breach of the Employment Agreement and agree to continue his employment with the Company, (ii) agree to the appointment of a new President and Chief Operating Officer of the Company and/or any of its subsidiaries designated by the Purchaser and relinquish his title and position as President of the Company and/or its subsidiaries in the event that the Purchaser elects to make such designation, (iii) vote his shares of common stock of the Company in favor of the transactions contemplated by the Stock Purchase Agreement, and (iv) agree not to exercise his unexercised stock options previously granted for a period of three years and ten business days from the date of closing of the transactions contemplated by the Stock Purchase Agreement, notwithstanding that otherwise they would have been exercisable during this period;

     WHEREAS, Executive owes the Company the principal amount of $343,057.38, plus interest, under Executive's promissory note, dated August 14, 1997 (the "Note"); and

     WHEREAS, in consideration of the foregoing agreements and waivers requested from Executive, the Company has agreed to forgive the Note over a three-year period.

     NOW THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the Employment Agreement is hereby amended as follows:

     1. Title. Executive agrees that, effective upon the election by the Board of Directors of the Company of a designee of the Purchaser as the President and Chief Operating Officer of the Company and/or any of its subsidiaries and any such designee duly holding such offices, the Company shall employ Executive in the capacities of Chairman of the Board and Chief Executive Officer of the Company and each of its subsidiaries and Executive shall no longer be, or be entitled or required under the Employment Agreement to be, the President of the Company and/or any of its subsidiaries to the extent that the Purchaser shall have so designated.

     2. Voting. Executive hereby agrees to vote all of the shares of Common Stock of the Company owned by him or which he otherwise has the power to vote in favor of each of the Proposals (as defined in the Stock Purchase Agreement), including approval of all Nominees (as defined in the Stock Purchase Agreement).

     3. Stock Options. Executive hereby agrees not to exercise any of the unexercised stock options owned by him for a period of three years and 10 business days from the date of closing of the Stock Purchase Agreement without the prior written consent of the Purchaser, subject to the Closing (as such term is defined in the Stock Purchase Agreement). Such agreement shall be more fully set forth in a stock option agreement to be executed and delivered by Executive and the Company.

     4. Consent and Waiver. Executive hereby consents to the transactions contemplated by the Stock Purchase Agreement, including but not limited to Sections 7.9 and 7.10 thereof, and agrees that such transactions shall not be deemed to constitute or cause a breach, violation or default by the Company under the Employment Agreement. Notwithstanding any thing contained in Section
3.2.6 of the Employment Agreement applicable to the transactions contemplated by the Stock Purchase Agreement, Executive hereby irrevocably waives his rights to terminate the Agreement under Section 3.2.6 of the Employment Agreement, solely with respect to the transactions contemplated by the Stock Purchase Agreement.

     5. Note Forgiveness. Commencing on April 30, 1998, the Company shall forgive the payment of the Note at the rate of one-third of the original principal amount each year (plus accrued interest on the forgiven portion thereof), prorated for each month of Executive's employment, as more fully set forth in an amended and restated promissory note to be executed and delivered by Executive and the Company in the form attached as Exhibit A hereto.

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

     6. Effect of Termination on Note Forgiveness. The entire remaining principal balance of the Note, if any, including accrued interest thereon, shall be forgiven and canceled, without further action by any party, and Executive shall have no further liability to any party with respect thereto effective immediately upon (i) a termination of Executive's employment prior to the expiration of Executive's term of employment, by Executive for Employer's Material Breach, or by the Company without Cause, (ii) in the event that the Company or Executive elects not to extend Executive's term of employment, the last day of Executive's term of employment, or (iii) the termination of the Employment Agreement by the Company or Par, whether by rejection, pursuant to 11 U.S.C. Section 365, or similar proceedings. In the event of a termination of Executive's employment for any other reason, the remaining principal balance of the Note, including incurred interest thereon, which shall not have been forgiven through the date of termination of Executive's employment shall remain outstanding and shall be repaid by Executive according to the terms of the Note.

     7. Governing Law. This Amendment to Employment Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     8. Continued Effect. Except as modified hereby, the Employment Agreement remains in full force and effect.

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


     IN WITNESS WHEREOF, this Amendment to Employment Agreement has been executed and delivered by the parties hereto as of the date first above written.


                                           PHARMACEUTICAL RESOURCES, INC.


                                           By:    /s/ Dennis O'Connor
                                              ----------------------------------
                                              Name: Dennis O'Connor
                                              Title: Vice President & Chief
                                                     Financial Officer


                                           PAR PHARMACEUTICAL, INC.


                                           By:    /s/ Dennis O'Connor
                                              ----------------------------------
                                              Name: Dennis O'Connor
                                              Title: Vice President & Chief
                                                     Financial Officer



                                           /s/ Kenneth I. Sawyer
                                           -------------------------------------
                                               Kenneth I. Sawyer








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